UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/20/2006

RUBINCON VENTURES INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-29429

DE	510388133
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Rubincon Ventures Inc.
1313 East Maple Street, Suite 223
Bellingham, WA 98225
(Address of principal executive offices, including zip code)

(360)-685-4240
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On April 20, 2006, Rubincon Ventures Inc. (the "Company") entered into a letter agreement with Guy Peckham, the sole officer of the Company, to provide him with compensation. Under the agreement, Mr. Peckham is entitled to receive $5,000 per month for his services as President of the Company retroactive to November 7, 2005, which is the date he became President. The agreement also provides that the Company may terminate Mr. Peckham's term as President at anytime, without cause, upon 30 days notice.

The description set forth herein of the terms of the letter agreement is qualified in its entirety by reference to the full text of the letter agreement, which is filed with this report as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 9.01.    Financial Statements and Exhibits

Exhibit 10.1        Letter Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBINCON VENTURES INC.

Date: April 21, 2006	By:	/s/ Guy Peckham
Guy Peckham
President

Exhibit Index

Exhibit No.	Description
EX-10.1	Letter Agreement